UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
STRATEX NETWORKS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Rose Orchard Way, San Jose, CA 95134
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 943-0777
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
     On November 1, 2006, Stratex Networks, Inc. issued an earnings release announcing its financial results for the second fiscal quarter ended September 30, 2006. A copy of the earnings release is attached as Exhibit 99.1.
     The Company supplements its consolidated financial statements presented in accordance with generally accepted accounting principles “GAAP,” Stratex Networks, Inc. with non-GAAP measures of certain components of financial performance, including operating income (loss), net income (loss) and per share data, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. The non-GAAP adjustments to the income statement reflect the effects of stock-based compensation (restricted stock plan and stock option expense) based on SFAS123R and expenses related to the combination with Harris Corporation’s Microwave Communications Division (investment banker fees for the fairness opinion delivered to the Company’s board of directors, legal fees, and due diligence fees), which are non-recurring and must be expensed whether or not the transaction is completed, and the effects of the Company’s application of SFAS123R upon the number of diluted shares used in calculating non-GAAP earnings per share. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.
     The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release attached as Exhibit 99.1
     Moreover, although these non-GAAP financial measures adjust expense, and diluted share items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management believes these expenses are a material part of the Company’s operating results and takes into account the dilutive effect of the Company’s share-based compensation arrangements on the Company’s basic and diluted earnings per share calculations in its financial planning and evaluations of the Company’s financial performance.
     The information contained in this report and the exhibit attached hereto is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained herein and the exhibit attached hereto shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Stratex Networks, Inc., whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Earnings release of Stratex Networks, Inc. dated November 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATEX NETWORKS, INC.
Date: November 1, 2006

By:	/s/ Juan Otero
Juan Otero
General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Earnings release of Stratex Networks, Inc. dated November 1, 2006.